As filed with the Securities and Exchange Commission on
September 28, 2001			SEC File No-1-

	UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Landmark Merger Company
(Exact name of registrant and co-registrant as specified in their charters)
43-1930755
Delaware
(I.R.S. Employer Identification No.)
(State of incorporation or organization)



800 Poyntz Avenue
Manhattan, Kansas 66502
(785) 765-2000
(Address, including zip code, of registrants' principal executive offices)

If this Form relates to the registration of a class of
securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following box.  [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction
A.(d), please check the following box.  [X]


Securities Act Registration Statement File Numbers
to which this Form relates:	333-62466
	(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class  	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
-------------------	----------------------------
None			None

Securities to be registered pursuant to Section 12
(g) of the Act: Common Stock, $0.01 par value per share

THIS REGISTRATION STATEMENT CONTAINS A
TOTAL OF 3 PAGES, CERTAIN EXHIBITS ARE
INCORPORATED IN THIS REGISTRATION
STATEMENT BY REFERENCE TO THE REGISTRANT'S
REGISTRATION STATEMENT ON FORM S-4 FILED ON
JUNE 7, 2001, AS AMENDED ON JULY 23, 2001,
AUGUST 16, 2001 AND AUGUST 20,  2001.

                  Page 1

Item 1.	Description of Registrants' Securities to be
Registered.

A description of the securities to be registered hereby is set forth in the final prospectus filed pursuant to Rule 424(b) included as part of Registrant's Registration
Statement on Form S-4, as amended, (no. 333-62466), and incorporated by reference herein.


Item 2.	Exhibits.

3.1	Form of Amended and Restated Articles of
Incorporation on Landmark Merger Company to be adopted at the effective time of the merger by and between Landmark Bancshares, Inc., MNB
Bancshares, Inc. and Landmark Merger Company (1)

3.2	Registrant's Bylaws (1)
__________________

(1)  Filed as an exhibit to the Registrant's Registration
Statement on Form S-4, as amended, (no. 333-62466), and incorporated by reference herein.

                     Page 2


	SIGNATURE

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly cause this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


September 28, 2001		LANDMARK MERGER COMPANY


				By:

				/s/Patrick L. Alexander
				   President and
				   Chief Executive Officer



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